Exhibit 10.42

Identive Group, Inc.

NON-QUALIFIED STOCK OPTION AGREEMENT

Optionee: Jason Hart

Grant date: March 13, 2014

Shares Granted: 3,000,000

Per Share Exercise Price: $0.88

You and Identive Group, Inc. (the “Company”) have entered into an Executive Employment Agreement dated March 13, 2014 (the “Employment Agreement”), which contains the terms and conditions applicable to your employment with the Company. As an inducement for you to accept employment with the Company and to enter into the Employment Agreement and in consideration of services to be rendered and as an incentive for your best performance of future services to Company and its Subsidiaries, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) determined that it would be to the advantage and in the best interest of the Company and its stockholders (i) to grant to you the nonqualified option to purchase that number of shares of the common stock of the Company set forth above as the “Shares Granted” (the “Option”), as provided by the Employment Agreement, and (ii) for the Company to enter into this Option Agreement (the “Agreement”) to evidence the Option. Although this Option is not granted under the Company’s 2011 Incentive Compensation Plan (the “Plan”), capitalized terms used herein without definition shall have the meanings specified in such Plan.

Vesting/Term:

Subject to the terms of this Agreement and your Continuous Service through the applicable vesting date, shares subject to this Option will vest and become exercisable 25% after one year from the Grant Date, with the remaining options vesting over the subsequent three years in 36 equal monthly installments. Subject to earlier expiration in the event of the termination of your Continuous Service for any reason (as provided below under the heading “Termination of Continuous Service”), this Option will expire on the tenth anniversary of the Grant Date. The date on which this Option expires pursuant to this Agreement is referred to herein as the “Expiration Date”.

Termination of Continuous Service:

In the event that your Continuous Service terminates for any reason other than your death or Disability, you may exercise the Option to the extent that you were entitled to exercise the Option as of the date of your termination of Continuous Service, but only within ninety (90) calendar days following the date of such termination of your Continuous Service (and in no event later than the Expiration Date). If your Continuous Service terminates due to your death or Disability, you (or your legal representative or other person who acquired the right to exercise the Option by reason of your death) may exercise the Option to the extent that you were entitled to exercise the Option as of the date of termination of Continuous Service, but only within twelve (12) months following the date of such termination of your Continuous Service (and in no event later than the Expiration Date).

Exercise:

You may exercise this Option, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures and providing payment of the aggregate exercise price for such shares in the form permitted by the Compensation Committee from time to time (which shall be the same procedures and forms of exercise price payment applicable to the awards under the Plan). Notwithstanding anything to the contrary, the Company may require that the aggregate exercise price applicable to the portion of the Option being exercised be satisfied by the Company withholding that number of shares otherwise issuable upon the exercise having a Fair Market Value equal to the aggregate exercise price (after consideration of the treatment of fractional shares, if necessary). All exercises must take place before the Expiration Date. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this Option.

Restrictions on Exercise:

This Option may not be exercised if such exercise would violate any provision of applicable federal or state securities law, or other law, rule or regulation or the Company’s employee trading policy.

Changes in Capital Structure:

In the event of the occurrence of any transaction or event described in Sections 10(c)(i) and 10(c)(ii) of the Plan, this Option shall be treated in the same manner as the outstanding awards made under the Plan. In addition, the Compensation Committee may, in its discretion, take the actions that are described in Section 10(c)(iii) of the Plan.

Shareholder Rights:

You shall have no rights as a shareholder with respect to any shares of Stock issuable upon the exercise of the Option until a certificate or certificates evidencing such shares shall have been issued to you, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which you shall become the holder of record thereof.

No Restriction on Right of Company to Effect Corporate Changes:

This Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

Compliance with Law:

The Stock issued upon exercise of the Option shall be issued only to you or a person permitted to exercise the Option pursuant to the heading “Transfer Restrictions”. You acknowledge that this Agreement is intended to conform to the extent necessary with all provisions of all applicable federal and state (and applicable foreign) laws, rules and regulations (including but not limited to, the 1933 Act and the 1934 Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Stock shall be assigned, only in such a manner as to conform to such laws, rules and regulations including, without limitation, Rule 16b-3. To the extent permitted by applicable law, this Agreement and the Option shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

The shares of Stock subject to the Option may not be transferred or sold unless and until (A) a registration statement under the 1933 Act has been duly filed and declared effective pertaining to the Stock and such shares shall have been qualified under applicable state “blue sky” laws, or (B) the Compensation Committee in its sole discretion determines that such registration and qualification is not required as a result of the availability of an exemption from such registration and qualification under such laws. The Company shall use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission on Form S-8 with respect to the Option and the shares of Stock subject to the Option.

Transfer Restrictions:

The Option may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution; provided, however, that the Compensation Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of the Option to your family members, to one or more trusts established in whole or in part for the benefit of one or more of such family members or to any other entity that is owned by such family members. During your lifetime, the Option shall be exercisable only by you or by your guardian or legal representative. Each transferee of the Option by will or the laws of descent and distribution shall, as a condition to the transfer thereof, execute an agreement pursuant to which it shall become a party to this Agreement. Any attempt to sell, transfer, assign, pledge or otherwise encumber or dispose of the Option, contrary to the provisions of this Agreement, and any levy, attachment or similar process upon an Option shall be null and void and without effect, and the Board or the Committee may, in its discretion, upon the happening of any such event, terminate the Option as of the date of such event.

Amendment; Interpretation:

This Agreement may be amended without your consent provided that such amendment would not impair any of your rights under this Agreement. No amendment of this Agreement shall, without your consent, impair any of your rights under this Agreement. The Compensation Committee shall have the exclusive authority to interpret and administer this Agreement, and the Compensation Committee’s interpretation of this Agreement and all decisions and determinations by the Compensation Committee with respect to this Agreement are final, binding and conclusive on all parties, provided, that, to the extent that any such interpretation, decision or determination applies equally to the participants in the Plan, the interpretation, decision or determination with respect to this Option will be consistent with that made for the Plan participants.

No Rights to Grants or Continued Employment:

You shall not have any claim or right to receive additional grants of options under the Plan or otherwise. Neither the Plan nor this Agreement nor any action taken or omitted to be taken hereunder or thereunder shall be deemed to create or confer on you any right to be retained in the employ or service of the Company or any of its Affiliates, or to interfere with or to limit in any way the right of the Company or any of its Affiliates to terminate your employment at any time, subject to the consequences contained in the Employment Agreement. You shall have no rights in the benefits conferred by this Option or in any shares except to the extent the Option is exercised while vested and exercisable and otherwise in accordance with the terms of this Agreement. Termination of the Option by reason of cessation of employment shall not give rise to any claim for damages by you under this Agreement and shall be without prejudice to any rights or remedies which the Company or any of its Affiliates may have against you.

Taxes and Withholding:

This Option is not intended to be an Incentive Stock Option, as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Any exercise of this Option is generally a taxable event, and if the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company. Notwithstanding anything to the contrary, the Company may require that the minimum tax withholding arising upon the exercise be satisfied by the Company withholding that number of shares otherwise issuable upon the exercise having a Fair Market Value equal to the minimum tax withholding obligation (after consideration of the treatment of fractional shares, if necessary).

This Option is intended to be exempt from the application of Section 409A of the Code and the rules, regulations and guidance promulgated thereunder, but the Company shall not be liable to you for any taxes, penalties, interest, costs, fees or other liability incurred by you in connection with the Option, including as a result of the application of Section 409A of the Code.

You are advised to seek the advice of your own independent tax advisor prior to entering into this Agreement, and you agree that you are not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

Set-off:

If at any time you are indebted to the Company or any Related Entity, the Company may in its discretion (a) withhold (i) shares issuable to you following your exercise of the Option (or portion thereof) having a Fair Market Value on the date of exercise up to the amount of such indebtedness or (ii) amounts due to you in connection with the sale of the shares acquired as a result of the exercise of this Option (or portion thereof) up to the amount of such indebtedness or (b) take any substantially similar action.

Governing Law:

This Option shall be governed by, and interpreted and enforced in accordance with, the laws of the State of California, without regard to the conflicts of law provisions thereof.

IDENTIVE GROUP, INC.	Agreed and Accepted:

By:	Optionee:

Title:	Print Name: Jason Hart